EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-177189) of Joy Global Inc.;
2)	Registration Statement (Form S-8 No. 333-183103) pertaining to the Joy Global Inc. International Employee Stock Purchase Plan;
3)	Registration Statement (Form S-8 No. 333-173214) pertaining to the Joy Global Inc. Employee Stock Purchase Plan;
4)	Registration Statement (Form S-8 No. 333-149558) pertaining to the Joy Global Inc. 2007 Stock Incentive Plan;
5)	Registration Statement (Form S-8 No. 333-121570) pertaining to the Joy Global Inc. 2003 Stock Incentive Plan; and
6)	Registration Statement (Form S-8, File No. 333-71024) pertaining to the Joy Global Inc. 2001 Stock Incentive Plan of our reports dated December 13, 2013, with respect to the consolidated financial statements and schedule of Joy Global Inc., and the effectiveness of internal control over financial reporting of Joy Global Inc., included in this Annual Report (Form 10-K) of Joy Global Inc. for the year ended October 25, 2013.
/s/ Ernst & Young LLP
Milwaukee, Wisconsin
December 13, 2013